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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 25, 2000, relating to the consolidated financial statements and financial statement schedule of Simple Technology, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Selected Consolidated Financial Data" in such Registrant Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Costa Mesa, CA
March 14, 2000